Exhibit 4.16

AMENDMENT TO

COMMON STOCK WARRANT OF

ROCKWELL MEDICAL, INC.

This Amendment (“Amendment”), dated November 22, 2012, amends the Common Stock Warrant dated November 28, 2007 (the “Warrant”) to purchase 80,000 common shares at $10.00 per share issued by Rockwell Medical, Inc. (formerly Rockwell Medical Technologies, Inc., referred to herein as the “Company”) on such date and held by RJ Aubrey IR Services LLC (“Holder”).

WHEREAS, each of the Company and Holder have determined that an extension of the expiration date of the Warrant pursuant to the terms of this Amendment is in their best interests and wish to amend the Warrant in accordance with Section 7 of the Warrant;

NOW THEREFORE, the Warrant is amended as set forth below.

1. The definition of Expiration Date in the first sentence of the preamble to the Warrant shall be and hereby is amended so that the Expiration Date of the Warrant shall be November 28, 2013 and not the fifth anniversary of the date of the Warrant.

2. The undersigned Holder is the record and beneficial owner of the Warrant stated next to Holder’s signature and is legally authorized to execute this Amendment with respect to such Warrant.

3. Holder’s signature below constitutes Holder’s consent to this Amendment to the extent required by the terms of the Warrant.

4. The term “Warrant” as used in the Warrant shall be deemed to refer to the Warrant as amended hereby.

5. Except as specifically modified herein, the remaining provisions of the Warrant remain in full force and effect.

6. This Amendment may be executed in any number of counterparts, all of which shall constitute one and the same Amendment. This Amendment may be executed by signatures delivered by facsimile or electronic mail, each of which shall be fully binding on the signing party.

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed as of the date first set forth above.

HOLDER - RJ Aubrey IR Services LLC

By: /s/Ronald J. Aubrey
Its: President

ROCKWELL MEDICAL, INC.

By: /s/ Thomas E. Klema
Thomas E. Klema
Vice President, Chief Financial Officer and Treasurer